EXHIBIT 10.2

MERCADOLIBRE, INC. 2008 LONG TERM RETENTION PROGRAM

Effective as of January 1, 2008

Contents

MercadoLibre, Inc. 2008 Long Term Retention Program

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MERCADOLIBRE, INC. 2008 LONG TERM RETENTION PROGRAM

Article 1.	Purpose

The MercadoLibre, Inc. 2008 Long Term Retention Program (the “Plan”) is effective as of January 1, 2008.  The principal purpose of the Plan is to assist the Company in the retention of key employees that have valuable industry experience and developed competencies by rewarding Participants in relation to their individual results and their contributions to the organization, as well as overall Company goals and performance.

Article 2.	Definitions

When used in the Plan, the following terms shall have the meanings set forth below:

A.
“Award” means a fixed amount payable to a Participant under this Plan for services provided to the Company in 2008 in the form of cash and Shares or any such combination, contingent on the attainment of one or more Performance Goals.  The timing of the payment of an Award, as well as the conditions of such payment, is subject to the Plan terms.  An Award may, but is not required to, be evidenced by a separate agreement executed by the Participant.  Subject to Article 7, an Award will be subject to such terms and conditions which the Award Committee determine are appropriate.

B.
“Award Committee” means the Compensation Committee of the Board, or such other committee that the Board appoints to administer this Plan, which shall have general administrative authority concerning the Plan, and shall, subject to Article 7, have the sole and absolute authority and discretion to resolve any and all terms and conditions of any Awards and disputes concerning the Plan and any Awards hereunder.

C.	“Board” means the board of directors of the Company.

D.
“Cause” means “cause” or a similar term set forth in the Participant's employment agreement with the Company or, if no such agreement is then in effect, shall mean (A) the Participant's material disregard of his responsibilities, authorities, powers, functions or duties or failure to act, (B) repeated or material negligence or misconduct by the Participant in the performance of his duties, (C) appropriation (or attempted appropriation) of a business opportunity of the Company, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Company, (D) the commission by the Participant of any act of fraud, theft or financial dishonesty with respect to the Company, or any felony or criminal act involving moral turpitude or dishonesty on the part of the Participant, (E) the Participant's habitual drunkenness or excessive absenteeism not related to sickness, and/or (F) the material breach by the Participant of any provision of his employment agreement that is not cured by the Executive within thirty (30) days after written notice of breach has been delivered to the Participant by the Company, unless such breach is incapable of cure (in which case the Participant shall not be entitled to an opportunity to cure), in each case of clauses (A) through (F) above, as determined by the Board in good faith.

E.	“Company” means MercadoLibre, Inc. and its consolidated subsidiaries, and MercadoLibre, Inc.’s successors or assigns.

F.	“Eligible Employee” means an individual who is designated by the Award Committee as eligible for this Plan and who is employed by the Company as determined by the Award Committee.

G.	“Market Value” of a Share means $52.40, which is the average closing price of a Share on the NASDAQ Global Market over the 30-day period prior to January 1, 2008.

H.
“Participant” means an Eligible Employee who is designated as eligible to receive an Award for services provided in 2008.  The designation of an individual as a Participant under this Plan shall not provide the individual with any rights to any future participation for any subsequent long term retention plans that may be adopted by the Company in future years but, subject to the terms of the Plan, an individual shall remain a Participant for purposes of receiving a payment of Award until such individual ceases to be an Eligible Employee.

I.
“Performance Goals” means any goals, metrics or other performance measures established for a Participant for services provided in 2008, the attainment of which will result in an Award becoming payable to the Participant, subject to the terms of the Plan.  It is currently anticipated that Performance Goals generally will be based on, and support, both individual and Company goals and may also include goals established for the particular division, affiliate or country in which the Participant is located.

J.	“Shares” means shares of Common Stock of the Company, $0.001 par value per share.

Article 3.	Participation; Performance Goals and Award Opportunities

The amount of the Award for each Plan Participant and the Performance Goals applicable to such Award will be established by the Award Committee and communicated to each Plan Participant.  The amount of each Award may be different for each Participant or levels of Participants as determined by the Award Committee.

Each Award shall be enumerated as a fixed amount to be paid in United States dollars, unless the Award Committee determines to pay the amount of any such Award in a local currency.  The amount of each Award, to the extent it becomes payable, shall be paid one-half in the form of cash, and one-half in the form of Shares, unless the Award Committee determines to make payment in any other combination of cash and Shares (including, but not limited to, either all cash or all Shares).  The number of Shares under an Award shall equal the quotient of (a) divided by (b), where (a), the numerator, equals the U.S. dollar amount of the Award that is payable in Shares, and (b), the denominator, equals the Market Value of the Shares.

Article 4.	Review of Participant’s Performance

Performance Goals will generally be set and determined for the 2008 calendar year by the Award Committee.  The Award Committee, with input from the Company officer responsible for each Participant, will evaluate such Participant’s performance relative to the Performance Goals.

Article 5.	Payment of Awards

If a Participant does not satisfy the applicable Performance Goals to a degree of at least eighty percent (80%) as determined by the Award Committee, then the Award shall be forfeited, and shall not become payable to such Participant under this Plan.  If the Participant meets the applicable Performance Goals to a degree of at least eighty percent (80%) as determined by the Award Committee, the Award shall become payable to the Participant in accordance with and subject to the terms of this Article 5 and Article 6.

Subject to Article 6, only if the Participant is employed as an Eligible Employee on the date each portion of the Award is to be paid in cash to such Participant, the Award shall be payable, in equal portions of cash and Shares as follows:

(1)
Seventeen percent (17%) of the Award shall be payable to the Participant within thirty (30) days of the Award Committee’s determination that the Performance Goals were satisfied to an extent sufficient to entitle the Participant to payment of the Award.

(2)	Twenty-two percent (22%) of the Award shall be payable to the Participant on or about March 31, 2010.

(3)	Twenty-seven percent (27%) of the Award shall be payable to the Participant on or about March 31, 2011.

(4)	Thirty-four percent (34%) of the Award shall be payable to the Participant on or about March 31, 2012.

Notwithstanding anything in the Plan or any other agreement entered into in connection with or pursuant to the Plan, if the provisions of the Deficit Reduction Act of 1984 ("DEFRA") or Section 280G of the Internal Revenue Code of 1986, as amended (“Code”) relating to "excess parachute payments" (as defined by the Code) shall be applicable to any payment of an Award under the Plan, then the total amount of such payment shall be reduced by the least amount necessary such that the provisions of DEFRA and Section 280G of the Code relating to "excess parachute payments" shall no longer be applicable; provided, however, that the Company shall use its commercially reasonable efforts to obtain the requisite approvals so that the limiting provisions of DEFRA and Section 280G of the Code would not be applicable to such payment.

Article 6.	Termination of Employment; Forfeitures

(a)           Participation in the Plan shall cease immediately upon a Participant’s retirement, resignation or termination of employment as an Eligible Employee for any reason (with or without Cause), or if determined by the Award Committee, upon the Participant’s death or disability.  Disability will be determined under the Company’s long term disability plan, if any, or upon receipt of a letter of determination or similar of the Participant’s complete disability by the applicable governmental authority under local applicable law, which complete disability entitles the Participant to disability payments under local law.

(b)           The portion of any Award under this Plan that has not been actually paid to the Participant prior to the date of such resignation or other termination of employment shall be forfeited, except that the Award Committee may pay an Award which is not then otherwise due and payable upon the disability or death of the Participant in accordance with such rules or procedures established by the Award Committee.  Notwithstanding any provision of the Plan to the contrary, any Award paid to the Participant shall be subject to recovery by the Company in the event that the Participant is terminated for Cause and shall, to the extent permitted by law, be subject to recovery from any amounts owed by the Company to the Participant, including, but not limited to, offsetting any amounts owed under the Plan to the Company against any amounts otherwise owed to the Participant by the Company.

(c)           If the Award Committee decides to pay an Award after the death of a Participant in accordance with this Section 6, the Participant may designate in writing one or more persons (“beneficiary”) to receive any unpaid portion of the Participant’s Award upon the death of the Participant.  By similar action, the Participant may designate a change of beneficiary at any time, which change shall be effective only upon receipt by the Award Committee of said notice.  The last such designation form filed with the Award Committee prior to the Participant’s death shall control.  The Award Committee may establish a form or other requirements for such designation.  If the Participant designates his spouse as a beneficiary, the divorce of Participant shall automatically revoke that designation of his spouse as beneficiary except to the extent otherwise provided in a subsequent beneficiary designation filed by the Participant with the Award Committee.  In the absence of a written designation, or in the event the Participant dies without a beneficiary surviving him, the amount which would otherwise be payable to his beneficiary shall be paid to the surviving spouse of the Participant or if none, to the Participant’s estate.  A beneficiary of a Participant shall have no interest or rights hereunder during the lifetime of the Participant.

Article 7.	Administrative Provisions

A.	The Plan was approved by the Board on August 13, 2008 to be effective as of January 1, 2008 for all services provided by Participants in 2008.

B.
Unless the Board provides otherwise, the Plan shall be administered and interpreted by the Award Committee, which has been provided absolute authority hereunder to administer the Plan.  The Board and its members, the members of the Award Committee and any other individual who may, from time to time, have been delegated responsibility with respect to the administration of this Plan (collectively, “Authorized Persons”), shall have the full authority, discretion and power necessary or desirable to administer and interpret this Plan, in accordance with the Plan terms.  Benefits under the Plan shall be payable only if the Authorized Persons in their respective sole and absolute discretion determine that any such benefits are properly payable under the Plan.  Without in any way limiting the foregoing, all Authorized Persons shall have complete authority, sole discretion and power to: (i) determine the Participants; (ii) determine the Performance Goals applicable to each Participant, as well as the relative weighting of each such Performance Goals to determine eligibility for payment of an Award hereunder; (iii) evaluate and determine the performance of Participants; (iv) determine the amount of the Award for each Participant; (v) interpret the provisions of this Plan and any other documentation used in connection with this Plan, including documentation specifying individual Participant Performance Goals, Award opportunities and the like; (vi) establish and interpret rules, regulations and procedures (written or by practice) for the administration of the Plan; and (vii) make all other determinations and take all other actions necessary or desirable for the administration or interpretation of this Plan.  The express grant in the Plan of any specific power to Authorized Persons shall not be construed as limiting any power or authority of such Authorized Person.  All actions, decisions and interpretations of the Authorized Persons shall be final, conclusive and binding on all parties.  All expenses of administering the Plan shall be borne by the Company.

C.
Nothing in this Plan shall be deemed by implication, action or otherwise to constitute a contract of employment or otherwise to impose any limitation on any right of the Company to terminate a Participant’s employment at any time for any or no reason.

D.
A Participant shall have no right to anticipate, alienate, sell, transfer, assign, pledge or encumber any right to receive any Award made under the Plan, nor will any Participant have any lien on any assets of the Company by reason of any Award made under the Plan.

E.	The Company shall have the right to deduct or withhold, or require a Participant to remit to the Company, any taxes required by law to be withheld from Awards made under this Plan.

F.
The Plan may be amended, suspended or terminated at any time and from time to time, by action of the Board or the Award Committee, but in any event, the Plan will be terminated no later than upon the last date the Company pays all Participants any and all amounts that may due under the Plan and no amounts remain due and payable under the Plan to any person as determined by Award Committee.

G.
The adoption of the Plan does not imply any commitment to continue to maintain the Plan, or any modified version of the Plan, or any other plan for incentive compensation for such Participant for any period of time.  Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any employee any right to continue in the employ of the Company or in any way affect any right and power of the Company to terminate the employment of any employee at any time without assigning a reason therefor.

H.
This Plan, insofar as it provides for Awards, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan.  Any liability of the Company to any person with respect to any Awards under this Plan shall be based solely upon any contractual obligations which may be created pursuant to this Plan.  No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

I.
No Shares shall be issued, no certificate for Shares shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements) and the rules of all stock exchanges on which the Company’s shares may be listed.  The Company shall have the right to rely on an opinion of its counsel as to such compliance.  Any share certificate issued to evidence the issuance of Shares under this Plan may bear such legends and statements as the Award Committee may deem advisable to assure compliance with federal and state laws and regulations.  No Shares shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Award Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

J.
Should the Company effect one or more stock dividends, stock splits, subdivisions or consolidations of shares or other similar changes in capitalization, then the maximum number of shares that may be issued under this Plan shall be proportionately adjusted and the terms of outstanding Awards shall be adjusted as the Award Committee shall determine to be equitably required.  Any determination made under this Article 7.E by the Committee shall be final and conclusive.  The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, Awards.

K.
In order to be effective, any amendment of this Plan or any Award must be in writing and made by the Award Committee.  No oral statement, representation, written presentation or the like shall have the effect of amending or modifying this Plan or any Award, or otherwise have any binding effect on the Company, the Board, the Chief Executive, the Award Committee or any individual who has been delegated authority to administer this Plan.

L.	The Plan shall be construed in accordance with and governed by the substantive laws of the State of Delaware, without regard to principles of conflicts of law.

M.	In case any provision of the Plan shall be held illegal or void, such illegality or invalidity shall not affect the remaining provisions of this Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein.

N.
Except for their own gross negligence or gross misconduct regarding the performance of the duties specifically assigned to them under, or their willful breach of the terms of this Plan, the Company (and its affiliates), Board and its members, the Award Committee and its members, and any other entity or individual administering any aspect of this Plan shall be held harmless by the Participants and their respective representatives, heirs, successors, and assigns, against liability or losses occurring by reason of any act or omission under the Plan.

Executed on the _____ day of August, 2008 to be effective as of the 1st day of January, 2008.

MercadoLibre, Inc.

By:          _____________________________________